Exhibit 21.1

MEDIDATA SOLUTIONS, INC.

Subsidiaries of the Registrant

Subsidiaries	Place of Incorporation
Medidata Solutions Japan K.K.	Japan
MDSOL Europe Limited	United Kingdom